OPKO Health to Announce Fourth Quarter 2018 Financial Results on February 27, 2019

MIAMI (February 26, 2019) – OPKO Health, Inc. (NASDAQ: OPK) plans to announce its operating and financial results for the three and twelve months ended December 31, 2018 as well as provide guidance on expected revenues and operating expenses for the first quarter 2019 after the close of the U.S. financial markets on Wednesday, February 27, 2019.

OPKO’s senior management will provide a business update and discuss its financial results in a live conference call and audio webcast beginning at 4:30 p.m. Eastern time on Wednesday, February 27, 2019.

CONFERENCE CALL & WEBCAST INFORMATION

OPKO’s senior management will provide a business update and discuss results in greater detail in a conference call and live audio webcast at 4:30 p.m. Eastern time on Wednesday, February 27, 2019. The conference call dial-in and webcast information is as follows:

DOMESTIC DIAL-IN:        866-634-2258
INTERNATIONAL DIAL-IN:    330-863-3454
PASSCODE:            4254518
WEBCAST:            http://investor.opko.com/events.cfm.

For those unable to participate in the live conference call or webcast, a replay will be available beginning approximately two hours after the close of the conference call. To access the replay, dial 855-859-2056 or 404-537-3406. The replay passcode is 4254518. The replay can be accessed for a period of time on OPKO’s website at http://investor.opko.com/events.cfm.

About OPKO Health, Inc.
OPKO Health is a diversified healthcare company. In diagnostics, its BioReference Laboratories is the nation’s third largest clinical laboratory; GeneDx is a rapidly growing genetic testing business; the 4Kscore® prostate cancer test is used to confirm an elevated PSA to help decide about next steps such as prostate biopsy; Claros® 1 is a point of care diagnostics platform with PSA and testosterone as the most advanced in development. In our pharmaceutical pipeline, RAYALDEE is our first pharmaceutical product to be marketed. OPK88003, a once weekly oxyntomodulin for type 2 diabetes and obesity in Phase 2 clinical trials, is among a new class of GLP-1 – glucagon receptor dual agonists. OPK88004, a selective androgen receptor modulator (SARM) has been studied for benign prostatic hyperplasia but we are exploring other potential indications. The Company’s most advanced product utilizing its CTP technology, a once weekly human growth hormone for injection, is in Phase 3 trials, and is partnered with Pfizer. OPKO has research, development, production and distribution facilities abroad. More information is available at www.opko.com.
CONTACTS:

Investors
LHA Investor Relations
Miriam Weber Miller, 212-838-3777
MMiller@lhai.com
or
Bruce Voss, 310-691-7100
bvoss@lhai.com
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